UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 - Regulation FD
Item 7.01. Regulation FD Disclosure.

As previously announced, T. Rowe Price Group, Inc. will host a virtual Business Update for analysts and investors on September 15, 2022, from 8:30 a.m. to 9:30 a.m. Eastern Standard Time during which Rob Sharps, the firm's Chief Executive Officer and President, and Jen Dardis, the firm's Chief Financial Officer and Treasurer, will provide an update on the firm's business and strategic initiatives. A copy of the presentation materials to be distributed through the event web-portal and posted to the firm's investor relations website (troweprice.gcs-web.com/investor-relations) is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The presentation will also be simultaneously webcast on the firm's investor relationship website and a replay of the webcast will be available shortly after the conclusion of the event. It will be archived online for one year.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Section 9 - Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

    99.1 Virtual Business Update materials presented on September 15, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Jennifer B. Dardis
Jennifer B. Dardis
Vice President, Chief Financial Officer and Treasurer
Date: September 15, 2022